UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2020

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

515 E. Las Olas Boulevard, Suite 120, Fort Lauderdale, FL 33301

(Address of Principal Executive Offices)

(954) 256-5120

(Registrant’s Telephone Number, including area code)

Copy to:

Brunson Chandler & Jones, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

(801)303-5721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act: None.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2020, Greg Whyte, David Vincent, and Greg Breunich were appointed as directors of the Company to fill the vacancies left upon the resignation of its former directors.

Mr. Whyte, age 53, is a well-known authority on Exercise Physiology and Sports and Exercise Performance. An internationally recognized expert in the field, Greg has extensive professional experience assessing, treating and improving the performance of patients, sporting enthusiasts and athletes. Mr. Whyte was previously on the Board of Directors of the Company.

Mr. Vincent, age 71, is the Founder and CEO of Sporting Edge UK. Over the last 16 years, Sporting Edge has pioneered the development of high-capacity hypoxic generators for large room-based systems which also include the simultaneous control of temperature and humidity. Previously Vincent worked in the engineering and technology markets including his directing the UK and European subsidiaries of 2 major US technology corporations. Mr. Vincent was previously CEO and a director of the Company.

Mr. Breunich, age 62, created and began building the IMG Academy in 1978, at the age of 21. Under his stewardship and service as the Senior Vice President and Managing Director, IMG became the international gold standard in elite athletic training and education, producing some of the most famous athletes in the world. Breunich left IMG in 2009 and for the last ten years has been developing his next generation of sports academies in Port St. Lucie and North Miami Beach. He is the Co-founder of Nick Bollettieri Tennis Academy, Founder of the David Leadbetter Golf Academy, IMG Soccer Academy, IMG Basketball, Academy, IMG Baseball Academy, IMG International Performance Institute, IMG Academy (Pendleton School), Bollettieri Sports Medicine Institute, IMG Mountain Sports Academy (Speed Skiing, Snow Boarding, FreeStyle), Bollettieri Development Co., Academy Park Development Company, IMG Academy Golf and Country Club, Legends Bay Development Co., Legends Cove Development Co. He Co-Developed Sagemont Online High School (a private labeled University of Miami Online High School later acquired re-named Kaplan Online High School) & Virtual Sage (online academic curriculum publishing company), Med Group development company, Celebrity Auto Company, JMC Landscaping, North Miami Beach Academy, Trident Water Company, and numerous other development companies and real estate partnerships.

There is currently no arrangement or agreement regarding the compensation of Messrs. Whyte, Vincent, and Breunich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020

ALTITUDE INTERNATIONAL HOLDINGS, INC.

By:	/s/ Robert Kanuth
Name:	Robert Kanuth
Title:	Chief Executive Officer